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                                                                     Exhibit 23a



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration
Statements of General Growth Properties, Inc. on Forms S-3 (File Nos. 33-90556, 333-11067, 333-15907, 333-17021, 333-23035 and 333-32861) and on Forms S-8
(File Nos. 33-79372, 333-07241, 333-11237 and 333-28449) of our report dated
February 19, 1997 on our audit of the Statement of Revenues and Certain Expenses of Market Place Shopping Center for the year ended December 31, 1996 which report is included in this Form 8-K/A of General Growth Properties, Inc. dated August 28, 1997.




SHEPARD SCHWARTZ & HARRIS LLP


August 28, 1997